 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2017

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Approval of Amendment to the Infinera Corporation 2016 Equity Incentive Plan

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Infinera Corporation (the “Company”) held on May 25, 2017, the Company’s stockholders approved an amendment to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares authorized for issuance under the 2016 Plan by 6,400,000 shares.

Upon recommendation of the Compensation Committee, the Board of Directors of the Company (the “Board”) approved this amendment to the 2016 Plan on March 30, 2017, subject to the approval of the Company’s stockholders at the Annual Meeting. Accordingly, this amendment to the 2016 Plan became effective upon stockholder approval at the Annual Meeting.

A detailed summary of the 2016 Plan is contained in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 12, 2017. The foregoing and the summary contained in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2016 Plan, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the stockholders voted on the following five proposals and cast their votes as described below.

Proposal 1 - Approval of the Election of Three Class I Directors to the Company’s Board of Directors

The three individuals listed below were elected at the Annual Meeting to serve on the Board for a three-year term expiring at the 2020 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Against	Abstain	Broker Non-Votes
Thomas J. Fallon	93,236,514	2,311,563	210,330	29,647,222
Kambiz Y. Hooshmand	90,900,243	4,314,919	543,245	29,647,222
Rajal M. Patel	92,851,188	2,379,237	527,982	29,647,222

John P. Daane, Marcel Gani, Paul J. Milbury, Mark A. Wegleitner and David F. Welch, Ph.D. will continue to serve as members of the Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified.

Proposal 2 - Approval of Amendment to the Infinera Corporation 2016 Equity Incentive Plan to Increase to Number of Shares Authorized for Issuance thereunder by 6,400,000 Shares

Proposal 2 was to approve an amendment to the 2016 Plan to increase the number of shares authorized for issuance thereunder by 6,400,000 shares. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
90,094,790	5,244,850	418,767	29,647,222

Proposal 3 - Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers

Proposal 3 was to approve, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2016, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
81,603,977	13,675,921	478,509	29,647,222

Proposal 4 - Approval, on an Advisory Basis, of the Frequency of Stockholder Advisory Votes on the Compensation of the Company's Named Executive Officers

Proposal 4 was to approve, on an advisory basis, the frequency of stockholder votes on the compensation of the Company's named executive officers. One year was approved for this proposal.

1 Year	2 Years	3 Years	Abstain
86,658,348	161,272	8,521,318	417,469

In accordance with the voting results for this proposal, the Board has determined that the Company will hold future stockholder advisory votes on the compensation of the Company’s named executive officers every year. The next required advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2023 Annual Meeting of Stockholders.

Proposal 5 - Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 30, 2017

Proposal 5 was to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2017, as described in the proxy materials. This proposal was approved.

For	Against	Abstain
124,260,240	567,036	578,353

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Infinera Corporation 2016 Equity Incentive Plan, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 30, 2017	By:	/s/ JAMES L. LAUFMAN
James L. Laufman Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Infinera Corporation 2016 Equity Incentive Plan, as amended.